UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2015, Genpact Limited, a Bermuda company (“Genpact” or the “Company”), held its 2015 annual general meeting of shareholders (the “Annual Meeting”) at 1155 Avenue of the Americas, 4th Floor, New York, New York 10036, at 10:00 a.m. local time.  At the Annual Meeting, Genpact shareholders voted on two proposals.  The full results of the votes are set forth below. Each proposal is described in detail in Genpact’s previously filed Proxy Statement, as supplemented, related to the Annual Meeting.

Proposal 1

Genpact shareholders elected each of the nominees to the Board as set forth below:

Director	Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker non-votes
N.V. Tyagarajan	194,851,946	2,999,961	620,046	3,964,955
Robert Scott	157,066,595	40,785,651	619,707	3,964,955
Amit Chandra	174,167,958	23,684,188	619,807	3,964,955
Laura Conigliaro	196,740,190	1,112,269	619,494	3,964,955
David Humphrey	193,804,177	4,047,982	619,794	3,964,955
James Madden	156,842,853	41,009,306	619,794	3,964,955
Alex Mandl	196,735,953	1,116,193	619,807	3,964,955
Mark Nunnelly	153,575,821	44,276,280	619,852	3,964,955
Hanspeter Spek	195,825,071	2,026,691	620,191	3,964,955
Mark Verdi	148,593,875	49,258,371	619,707	3,964,955

Proposal 2

Genpact shareholders ratified the appointment of KPMG as the company’s independent registered public accounting firm for the 2015 fiscal year as set forth below:

Votes cast in favor	200,721,759
Votes cast against	1,120,651
Votes abstaining	594,498

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: May 15, 2015	By:	/s/ Heather D. White
Name: Heather D. White
Title: Senior Vice President